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                                                                    EXHIBIT 10.1

                        MASTER REVOLVING PROMISSORY NOTE


$175,000,000.00  Dated effective as of April 26, 1995
                                             --

     FOR VALUE RECEIVED, the undersigned, COMPUCOM SYSTEMS, INC. a Delaware corporation ("Borrower") hereby promises to pay to the order of NATIONSBANK OF TEXAS, N.A., a national bank with its principal office located at NationsBank Plaza, 6th Floor, 901 Main Street, Dallas, Texas 75202 ("Lender"), the principal amount of ONE HUNDRED SEVENTY FIVE MILLION AND NO/100 DOLLARS ($175,000,000.00) or such lesser amount as may from time to time be advanced and remain unpaid and outstanding hereunder, together with accrued interest as provided hereinbelow.

     This promissory note is executed and delivered by Borrower pursuant to the certain Financing and Security Agreement dated effective as of August 4, 1993, as amended by the certain First Amendment to Financing and Security Agreement dated effective as of March 31, 1994, the certain Second Amendment to Financing and Security Agreement dated effective as of December 12, 1994, and the certain Third Amendment to Financing and Security Agreement of even date herewith, each between Lender and Borrower (hereinafter called the "Financing and Security Agreement") and is the Revolving Note as defined therein. All terms defined in the Financing and Security Agreement, wherever used herein, shall have the same meaning prescribed by the Financing and Security Agreement.

     All loans from time to time requested by Borrower hereunder are subject to the terms and provisions of the Financing and Security Agreement. The maximum principal amount at any time outstanding hereunder shall not at any time exceed the Availability. The unpaid principal from day to day outstanding under this promissory note shall bear interest at the applicable rate prescribed by the Financing and Security Agreement. Lender's records shall be conclusive proof of loans, payments and interest accruals hereunder, absent proof by Borrower of error.

     All unpaid principal and accrued interest under this promissory note shall be payable as follows: (a) accrued interest on the Category I Facility Balance and on any portion of the Category II Facility Balance accruing interest according to the Contract Rate shall be payable monthly on the last day of each calendar month, and (b) accrued interest on any Tranche accruing interest according to a LIBOR Fixed Rate shall be payable monthly on the last day of each calendar month and on the last day of the Interest Period applicable to such Tranche. Subject to Lender's rights under Article VIII of the Financing and Security Agreement, all unpaid principal borrowed under the Facility and all unpaid accrued interest thereon, and all other amounts payable hereunder relative to the Facility, shall be due and payable to Lender in full on the last day of the Contract Term. To the extent that any accrued interest is not paid prior to the fifth day following its due date as specified above, Lender may at its option (but with no obligation to do so), add the amount of such accrued interest to the unpaid principal due by Borrower under the Facility, in which event such amount will be deemed paid and the aggregate amount thereof shall be treated as a loan under the Facility. Any payment which is due on a day which is not a Business Day shall instead be deemed to be due on the next succeeding Business Day, and interest thereon shall accrue and be payable at the then applicable rate during the time of such extension.

     If at any time, from time to time, the aggregate unpaid principal amount outstanding hereunder exceeds the Availability, Borrower shall make an immediate payment of principal in an amount not less than the amount of such excess and all such amounts, if any, shall be payable on demand.

     No delay by Lender in the exercise of any power or right hereunder shall operate as a waiver or impair Lender's rights and remedies under this promissory note or the Loan Documents. Except as specifically provided in the Financing and Security Agreement, Borrower and each other party ever liable hereunder severally hereby expressly waives presentment, demand, notice of intention to demand, notice of intention to accelerate, notice of acceleration, protest, notice of protest and any other notice of any kind, and agrees that its liability hereunder shall not be affected by any renewals, extensions or modifications, from time to time, of the time or manner of payment hereof, or by any release or modification of any Collateral.

     This promissory note in all respects is subject to the Financing and Security Agreement. All obligations and indebtedness from time to time evidenced hereby are secured by continuing security interests and liens in all Collateral. Proceeds of Collateral shall be subject to the Financing and Security Agreement. Lender shall have all rights and remedies provided by the Financing and Security Agreement and the other Loan Documents.

     Borrower hereby promises to pay to Lender all fees, costs and expenses incurred by Lender in enforcement and collection of any amounts under this promissory note, including without limitation, reasonable attorneys fees.

     In no contingency or event whatsoever shall the amount of interest under this promissory note paid by Borrower, received by Lender, agreed to be paid by Borrower, or requested or demanded to be paid by Lender, exceed the Maximum
Rate.  In the event any such sums paid to Lender by Borrower would exceed
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the maximum amount permitted by applicable law, Lender shall automatically apply such excess to any unpaid principal or, if the amount of such excess exceeds said unpaid principal, such excess shall be paid to Borrower. All sums paid, or agreed to be paid, by Borrower hereunder which are or hereafter may be construed to be compensation for the use, forbearance, or detention of money shall be amortized, prorated, spread and allocated in respect of the Obligations throughout the full Contract Term until the Obligations are paid in full. Notwithstanding any provisions contained in the Loan Documents or herein, Lender shall never be entitled to receive, collect or apply as interest any amount in excess of the Maximum Rate and, in the event Lender ever receives, collects, or applies any amount that otherwise would be in excess of the Maximum Rate, such amount shall automatically be deemed to be applied in reduction of the unpaid principal balance of the Obligations and, if such principal balance is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Borrower and Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as a standby fee, commitment fee, prepayment charge, delinquency charge or reimbursement for a third-party expense rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, prorate, allocate and spread in equal parts throughout the entire period during which the indebtedness was outstanding the total amount of interest at any time contracted for, charged or received. Nothing herein contained shall be construed or so operate as to require Borrower to pay any interest, fees, costs, or charges greater than is permitted by applicable law. Subject to the foregoing, Borrower hereby agrees that the actual effective rate of interest from time to time existing with respect to loans made by Lender to Borrower hereunder, including all amounts agreed to by Borrower or charged or received by Lender, which may be deemed to be interest under applicable law, shall be deemed to be a rate which is agreed to and stipulated by Borrower and Lender in accordance with applicable law.

     This promissory note is in renewal and increase of the certain promissory note dated effective as of March 31, 1994 executed by Borrower payable to the order of Lender in the face amount of $150,000,000.00 (the "March 1994 Revolving Note"). All obligations and indebtedness previously evidenced by the March 1994 Revolving Note hereby is renewed and hereafter shall be deemed outstanding under, and payable in accordance with, this promissory note.

     This promissory note may not be changed, amended or modified except in writing executed by Lender and Borrower.

     THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF TEXAS, EXCEPT AS TO PROVISIONS RELATING TO THE RATE OF INTEREST TO BE CHARGED ON THE UNPAID PRINCIPAL HEREOF, IN WHICH CASE, TO THE EXTENT FEDERAL LAW OTHERWISE WOULD ALLOW A HIGHER RATE OF INTEREST THAN WOULD BE ALLOWED BY THE LAWS OF THE STATE OF TEXAS, SUCH FEDERAL LAW SHALL APPLY.



THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

NATIONSBANK OF TEXAS, N.A.        COMPUCOM SYSTEMS, INC.


By:  /s/ Dan Lane                 By: /s/ Robert J. Boutin
     ------------                    ---------------------
     Dan Lane                        Robert J. Boutin
     Vice President                  Senior Vice President, Finance
                                     and Chief Financial Officer


                                   COMPUCOM SYSTEMS, INC.


                                   By:  /s/ Robert J. Boutin
                                       ---------------------
                                   Name:  Robert J. Boutin
                                   Title: Senior Vice President, Finance
                                          and Chief Financial Officer